Exhibit 26 (n)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-6 of WRL Series Life Corporate Account of our report dated April 17, 2020 relating to the financial statements of the subaccounts listed in such report, and to the use of our report dated April 27, 2020 relating to the financial statements of Transamerica Life Insurance Company and our report dated April 20, 2020 relating to the financial statements of Transamerica Premier Life Insurance Company, which appear in this Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

September 29, 2020